UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 9, 2013

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Revenue Officer

On December 9, 2013, the Compensation Committee of the Board of Directors of Bazaarvoice, Inc. (the “Company”) appointed Kelly Connery as Chief Revenue Officer of the Company.

Mr. Connery, age 45, has served as the Company’s General Manager of North America since February 2012, where he was responsible for driving the success and growth of the Company’s retail and brand clients spanning vertical industries. From April 2009 to February 2012, Mr. Connery served as Area Vice President, Enterprise Service Management, with BMC Software with responsibility for Latin America as well as the Midwest, Central and Southern regions of the United States. Before his tenure at BMC, Mr. Connery served as Executive Vice President of worldwide sales and field operations at eGlue Business Technology Inc. from October 2007 to April 2009. Prior to eGlue, Mr. Connery served as General Manager of the Americas for Cramer Systems before the company was acquired by Amdocs Inc. where he also served as GM of Amercias. Mr. Connery holds a bachelor’s degree in mass communication from the Texas State University School of Journalism.

Mr. Connery’s base salary will be $285,000, and Mr. Connery’s annual target bonus under the Company’s Key Executive Bonus Plan will be $250,000. The Compensation Committee has granted Mr. Connery an option to purchase 150,000 shares of the Company’s common stock and a restricted stock unit for 25,000 shares of the Company’s common stock, each subject to the Company’s standard vesting terms. Additionally, the Compensation Committee has granted Mr. Connery a restricted stock unit for 40,000 shares subject to vesting upon achievement of certain performance criteria for fiscal 2015 and fiscal 2016, as determined by the Board of Directors. If Mr. Connery is terminated in connection with a change of control, vesting of Mr. Connery’s then unvested shares under both his stock option and his standard restricted stock unit will accelerate. If Mr. Connery is terminated in connection with a change of control during fiscal 2015 or fiscal 2016, vesting of Mr. Connery’s then that portion of unvested shares under his performance restricted stock unit related to the fiscal year when such termination occurred will accelerate.

There are no family relationships between Mr. Connery and any director or executive officer of the Company, and Mr. Connery has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC.

By:	/s/ Bryan C. Barksdale
Bryan C. Barksdale General Counsel and Secretary

Date: December 12, 2013